UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2023

TURTLE BEACH CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

001-35465
(Commission File Number)

Nevada	27-2767540
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

44 SOUTH BROADWAY, 4TH FLOOR
White Plains, New York 10601
(Address of principal executive offices) (Zip code)

(888) 496-8001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	HEAR	The Nasdaq Global Market
Preferred Stock Purchase Rights	N/A	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2023, the Board of Directors (the “Board”) of Turtle Beach Corporation (the “Company”) increased the size of the Board from nine (9) to ten (10) members and appointed William Wyatt to the Board. In connection with his appointment, Mr. Wyatt was also appointed to the newly formed Value Enhancement Committee of the Board.

The Board has determined that Mr. Wyatt is an independent director as defined in the listing standards of The Nasdaq Stock Market LLC and the applicable rules of the Securities and Exchange Commission (the “SEC”). Mr. Wyatt will receive the Company’s standard compensation for non-employee directors, pro-rated from the date of his appointment, substantially as described in the Company’s proxy statement for its 2022 Annual Meeting of Stockholders, which was filed on May 20, 2022.

The Company is a party to a Cooperation Agreement dated May 13, 2022 (the “Agreement”) with Mr. Wyatt, The Donerail Group LP (“Donerail”) and the other parties named therein (collectively the “Donerail Group”) related to the composition of the Board and certain other matters. Mr. Wyatt is Chief Investment Officer and Managing Partner of Donerail.

Pursuant to the Agreement, among other things, at each annual or special meeting of the Company’s stockholders during the term of the Agreement, the Donerail Group has agreed to vote the shares of the Company’s common stock then held by it in accordance with the Board’s recommendations on all proposals other than proposals with respect to extraordinary transactions. Moreover, other than with respect to certain proposals relating to Board composition, if Institutional Shareholder Services, Inc. (“ISS”) or Glass Lewis & Co. (“Glass Lewis”) recommends differently from the Board, the Donerail Group may vote in accordance with the recommendation of either ISS or Glass Lewis.

The Donerail Group has also agreed to certain customary standstill provisions during the term of the Agreement prohibiting it from, among other things, (i) purchasing or otherwise acquiring ownership of any securities of the Company as a result of which the Donerail Group would beneficially own more than 9.9% of the Company’s common stock, subject to certain limited exceptions, (ii) selling, assigning, transferring or disposing of any shares of common stock to any third party if it would result in the third party owning more than 4.9% of the Company’s common stock outstanding at such time or if it would increase the ownership of a third party owning more than 4.9% of the Company’s outstanding common stock, (iii) taking certain actions to change or influence the Board, Company management or the direction of certain Company matters, (iv) soliciting proxies, (v) forming, joining or participating in any group or agreement with respect to any voting securities of the Company, (vi) advising, influencing or encouraging any person with respect to the voting of any securities of the Company, (vii) making any request for the Company’s stockholder list materials or other books and records, (viii) making certain announcements regarding the Company’s transactions, (ix) initiating, making or knowingly participating in any extraordinary transactions, and (x) exercising certain stockholder rights.

The Agreement will terminate upon five business days’ written notice by either party, except that the Agreement will not be terminable until the 30th day before the nomination window opens for the Company’s 2024 annual meeting of stockholders. Notwithstanding the foregoing, the Agreement will terminate immediately upon the entry by the Company into any extraordinary transaction, including a merger, sale or recapitalization of the Company. Each of the Company and the Donerail Group has the right to terminate the Agreement earlier if the other party commits a material breach of the Agreement and such breach is impossible to cure or, if capable of being cured, is not cured within a reasonable amount of time.

The Agreement also provides that Donerail will maintain certain rights to designate candidates to replace the New Directors pursuant to the terms of the Cooperation Agreement should certain directors cease to serve as a member of the Board during the term of the Agreement, provided that Donerail will no longer have the right to designate such replacement candidates if the Donerail Group ceases to beneficially own, in the aggregate, at least 2.0% of the outstanding shares of the Company’s common stock.

The foregoing description of certain terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2022 and is incorporated herein by reference.
Other than as described in this Item 5.02, there are no arrangements or understandings between Mr. Wyatt and any other person pursuant to which he was selected as a director, and Mr. Wyatt is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

 Item 7.01. Regulation FD.

On May 8, 2023, the Company issued a press release announcing Mr. Wyatt’s appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished pursuant to Regulation FD and no part shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Turtle Beach Corporation, dated May 8, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  May 10, 2023

TURTLE BEACH CORPORATION
By:	/s/ JOHN T. HANSON
John T. Hanson
Chief Financial Officer, Treasurer and Secretary